EXHIBIT 99.1
Energy Income & Growth Fund (FEN)
February 24, 2011

Slide 1: FEN Background
• Launched in June, 2004 during weak market for income securities.
• Energy Income Partners (EIP) takes over as sub-advisor on Sept 14, 2007.
• EIP immediately restructures portfolio by reducing cyclical exposure, selling private equity positions, improving credit quality of portfolio companies and increasing income generation.
• Deleveraging in Fall of 2008 causes all MLP closed end funds except FEN to cut their distributions as FEN has a more conservative payout ratio.
• In 2008 and 2009 FEN retires its Auction Rate Notes and replaces them with a lending facility from BNP.
• In 2010, FEN increased its dividend three times making it the first MLP fund to do so since the credit crisis.

Asset Class	Yield[1]	Dividend Growth[2] (Last 10 Years)
Energy MLPs	6.2%	7.0%
Utilities	4.4%	4.1%
REITs	3.5%	-2.7%
S&P 500	1.9%	4.0%

First Trust
Energy Income Partners, LLC

1Yield is as of 12/31/10.
210-year growth is per share annual growth in cash distributions or dividends from 12/31/00 to 12/31/10. MLPs are represented by the Alerian
MLP Index. Utilities are the components of the UTY Index. REITs are the Equity REIT component of the National Assn of REITs. It is not possible to invest directly in an index. Past performance is no guarantee of future results.
Source: Bloomberg, FactSet, NAREIT, Alerian Capital Management
Slide 2: MLPs vs. other Asset Classes

Source: Factset, Corporate Reports and EIP Estimates
Slide 3: Sources of Growth
• Volume Growth
• Price Increases
• Accretive Re-Investment

Year-over-Year Growth in Petroleum Products Supplied in the US
15%
10%
5%
0%
-5%
-10%
-15%
Actual YOY% Change
3 Month Moving Avg.
Source: US Dept. of Energy and EIP Estimates. Includes Finished Mogas, Ditillates and Jet fuel.
Sep-1982
Sep-1983
Sep-1984
Sep-1985
Sep-1986
Sep-1987
Sep-1988
Sep-1989
Sep-1990
Sep-1991
Sep-1992
Sep-1993
Sep-1994
Sep-1995
Sep-1996
Sep-1997
Sep-1998
Sep-1999
Sep-2000
Sep-2001
Sep-2002
Sep-2003
Sep-2004
Sep-2005
Sep-2006
Sep-2007
Sep-2008
Sep-2009
Sep-2010

Energy Income Partners, LLC

Slide 4: Petroleum Demand Has Bottomed and is Now up YOY

North American Crude Oil Production (ex Alaska)
Production (mmbbl/day)
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
Canadian Imports
Lower-48 Production
Total Crude Production for Pipeline Movement
Source: US Dept. of Energy
Sep-1993
Sep-1994
Sep-1995
Sep-1996
Sep-1997
Sep-1998
Sep-1999
Sep-2000
Sep-2001
Sep-2002
Sep-2003
Sep-2004
Sep-2005
Sep-2006
Sep-2007
Sep-2008
Sep-2009

Energy Income Partners, LLC

Slide 5: Crude Oil Production in North America is Rising
US Lower-48 crude oil production is rising for the first time since the 1970s.

US Local Natural Gas Supply (US Production + Canadian Imports)
Billion Cubic Ft per Day
68
66
64
62
60
58
56
54
Jun-1998
Jun-1999
Jun-2000
Jun-2001
Jun-2002
Jun-2003
Jun-2004
Jun-2005
Jun-2006
Jun-2007
Jun-2008
Jun-2009
Jun-2010
1.6% annualized growth rate during recession

Energy Income Partners, LLC

Slide 6: Natural Gas Production is Rising
 Shale gas production has reversed the decline in US natural gas production that began in 2001.

Source: US Dept. of Energy

% Change PPI	Adjustment Factor	Total
2005	3.6%	0.00%	3.6%
2006	4.8%	1.30%	6.1%
2007	3.0%	1.30%	4.3%
2008	3.9%	1.30%	5.2%
2009	6.3%	1.30%	7.6%
2010	-2.6%	1.30%	-1.3%
2011	4.3%	2.65%	6.9%

Energy Income Partners, LLC

Slide 7: Inflation Escalator for Petroleum Pipelines

 Interstate petroleum pipelines make up about 45% of the operating income of our portfolio as of FEN’s latest filing. Each year on July 1st, they raise their tariffs by the PPI + an adjustment factor. In 2011 this will be +6.9%
+
=
Source: Bloomberg, FERC, Corporate Reports

Effect of GP Incentive and Valuation on Accretiveness of Growth CAPEX
(assumes 8.0x EBITDA multiple on capex = to 10% of market cap)
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Growth in per share Free Cash Flow
Pipeline MLPs w/ no IDRs
3 Largest Pipeline MLPs w/ IDRs
4.0%
4.5%
5.0%
5.5%
6.0%
6.5%
7.0%
7.5%
Yield on MLP LP Shares

Energy Income Partners, LLC

Slide 8: GP Incentive Has Significant Effect on Growth

Source: Bloomberg, Corporate Reports and EIP Estimates

Disclosures
This closed-end fund invests in a portfolio consisting primarily of securities issued by MLPs.  Investment in the Fund involves risks including fluctuations in energy prices, decreases in the supply of or demand for energy commodities, increased government regulation, national disasters and various other risks.  The use of leverage for investment purposes increases both investment opportunity and investment risk.  The risks of investing in the Fund are spelled out in its regulatory filings.
Certain statements made during today’s call may not be historical facts and are referred to as “forward-
looking statements” under the U.S. federal securities laws. Forward-looking statements are not historical facts but instead represent only the sub-advisor’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the sub-advisor’s control. Actual future results or occurrences may differ significantly from those expressed or implied in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will”
and similar expressions identify forward-looking statements, which generally are not historical in nature.
You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, the sub-advisor and the fund undertake no responsibility to update publicly or revise any forward-looking statements.